SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 18, 2008

Intersil Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Murphy Ranch Road, Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 432-8888

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On March 18, 2008, the Board of Directors of Intersil Corporation approved a restructuring plan to reorganize certain Company operations, consolidate its internal manufacturing facilities and reduce its workforce. The reorganization and consolidation are expected to be completed within the next six quarters. Most of the workforce reductions are expected to take place upon completion of the plan. During the first quarter of 2008, the Company expects to incur charges of approximately $3.5 million for employee severance and $8.0 million for facility consolidation and other costs. An additional $5.0 million in consolidation costs are expected to be incurred over the next six quarters. Upon completion of the restructuring, the Company expects to realize annual cost benefits between $4.0 million and $6.0 million with no impact to revenue.

SIGNATURE

Pursuant to the requirements of the Signature Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERSIL CORPORATION

Date: April 9, 2008	By:	/s/ Thomas C. Tokos
	Name:	Thomas C. Tokos
	Title:	Vice President, General Counsel and Secretary